SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 24, 2006, the Board of Directors of Thornburg Mortgage, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”). The Plan will be amended to eliminate the automatic grant of incentive awards to the Company’s Corporate Secretary and the participation of the Corporate Secretary in the Company’s Advisory Board, and to clarify references to “outside directors” and “non-employee directors,” as necessary.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 24, 2006, upon the recommendation of the Nominating/Corporate Governance Committee of the Company’s Board of Directors (the “Board”), Michael B. Jeffers was elected by the Board as a Class II director of the Company for a term ending on the date of the next annual meeting of shareholders. Mr. Jeffers served as the Company’s Corporate Secretary since the Company commenced operations in June 1993 until January 2006. Mr. Jeffers also served as the Company’s outside corporate general counsel from June 1993 until his retirement in December 2005. Mr. Jeffers has more than 40 years of experience in the legal field and has been a partner of law firms in both New York and California, where his legal practice focused on corporate and securities matters, financial services and investment management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: January 30, 2006	By:	/S/ STEPHEN E. NEWTON
Stephen E. Newton, Secretary